UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012 (December 28, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01       Entry into a Material Definitive Agreement.

On December 28, 2012, Array BioPharma entered into an Eighth Amendment to Loan and Security Agreement (the “Amendment”) with Comerica Bank (the “Bank”) pursuant to which certain provisions of the Loan and Security Agreement dated as of June 28, 2005 (as subsequently amended, the “Loan Agreement”) by and between Array and the Bank were amended. Under the terms of the Amendment, the maturity date for the term loan under the Loan Agreement was extended to October 26, 2014 and the maturity date for the revolving line of credit under the Loan Agreement was extended to June 9, 2014. In connection with the Amendment, Array and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (collectively, “Deerfield”) amended a covenant in the Facility Agreements between Array and Deerfield dated April 29, 2008 and May 15, 2009 relating to modifications Array is permitted to make under the Loan Agreement without Deerfield’s consent. The amendment reflects the extended maturity date under the Loan Agreement and lowers the threshold above which changes to the principal amount under the Loan Agreement requires Deerfield’s consent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2012	Array BioPharma Inc.

	By:	R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer